Exhibit 99
Dillard’s, Inc. Hosts Annual Meeting of Shareholders

May 20, 2017 - Little Rock, Ark. - Dillard’s, Inc. (DDS-NYSE) (the “Company” or “Dillard’s”) conducted its annual meeting of shareholders today in Little Rock, Arkansas with
Dillard’s Chairman of the Board and Chief Executive Officer, William Dillard, II, presiding.

Mr. Dillard welcomed guests and acknowledged Mr. P.J. Smith of the Humane Society of the United States, inviting him to speak regarding the organization’s stockholder proposal (Proposal No. 6). Mr. Smith thanked Mr. Dillard, greeted the other attendees, and stated that he believed the organization’s thoughts were adequately summarized in the Proxy Statement (Notice of 2017 Annual Meeting of Stockholders).

Mr. Dillard referred the audience to the voting items in the Proxy Statement and, with the assistance of Corporate Secretary, Dean Worley, noted that all Directors were elected with an overwhelming majority. The gentlemen also noted that Proposals 2, 3 and 4 in the Proxy Statement were approved with an overwhelming majority. Proposal No. 5 favored a three year frequency, and stockholder Proposal No. 6 failed.

Mr. Dillard then provided his current thoughts on the business and stated that 2016 was a difficult year in retailing. Regarding the Company’s recent first quarter sales performance, Mr. Dillard noted that a large part of the Company’s sales decline occurred in February, particularly during the first two weeks. Mr. Dillard stated that the Company believes the delay in income tax refunds attributed to this decline. He noted that the Company saw a dramatic difference in sales from the middle of February forward, and that he is encouraged about the Company’s future. Mr. Dillard added that there will be winners and losers in the retail business, noting that while sales have declined in brick and mortar stores, the vast majority of retail sales still occur in brick and mortar locations. Mr. Dillard concluded, “We plan to be one of the survivors.”

Mr. Dillard then adjourned the meeting.

Forward-Looking Information
The foregoing contains certain “forward-looking statements” within the definition of federal securities laws. The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:  statements including (a) words such as “may,” “hope”, “will,” “could,” “would”, “believe,” “expect,” “future,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “continue,” or the negative or other variations thereof, and (b) statements regarding matters that are not historical facts.  The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company cautions that forward-looking statements contained in this report are based on estimates, projections, beliefs and assumptions of management and information available to management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors include (without limitation) general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers, including the effect of changes in prices and availability of oil and natural gas; the availability of consumer credit; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount and Internet retailers; changes in consumer confidence, spending patterns, debt levels and their ability to meet credit obligations; high levels of unemployment; changes in tax legislation; changes in legislation, affecting such matters as the cost of employee benefits or credit card income; adequate and stable availability of materials, production facilities and labor from which the Company sources its merchandise at acceptable pricing; changes in operating expenses, including employee wages, commission structures and related benefits; system failures or data security breaches; possible future acquisitions of store properties from other department store operators; the continued availability of financing in amounts and at the terms necessary to support the Company's future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; epidemic, pandemic or other public health issues; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature, and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the SEC.  The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended January 28, 2017, contain other information on factors that may affect financial results or cause actual results to differ materially from forward-looking statements.

About Dillard’s
Dillard’s, Inc. ranks among the nation’s largest fashion retailers, with annual sales exceeding $6.2 billion. The Company focuses on delivering style, service and value to its shoppers by offering compelling apparel, cosmetics, and home selections complemented by exceptional customer care. Dillard’s stores offer a broad selection of merchandise and feature products from both national and exclusive brand sources. The Company operates 268 Dillard’s locations and 25 clearance centers spanning 29 states, plus an Internet store at www.dillards.com.
CONTACT:
Dillard’s, Inc.
Julie Johnson Bull
501-376-5965
julie.bull@dillards.com